As filed with the Securities and Exchange Commission on September 22, 2000

                        Registration No. 333 - __________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S - 8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            CROWN ENERGY CORPORATION
                            ------------------------
             (Exact name of registrant as specified in its charter)


                 Utah                                 87-0368981
                 ----                                 ----------
     (State or other jurisdiction                   (IRS Employer
   of incorporation or organization)            Identification Number)


                           215 South State, Suite 650
                            Salt Lake City, UT 84111
                            ------------------------
                         (Address of principal executive
                               offices) (zip code)

                            LEGAL SERVICES AGREEMENT
                            ------------------------
                            (Full title of the plan)

                               ALEXANDER L. SEARL
                      Chief Operating and Financial Officer
                            Crown Energy Corporation
                           215 South State, Suite 650
                            Salt Lake City, UT 84111
                            ------------------------
                     (Name and address of agent for service)

                                 (801) 537-5610
                                 --------------
                          (Telephone number, including
                        area code, of agent for service)

                                 WITH COPIES TO:

                               Gregory E. Lindley
                             Ray, Quinney & Nebeker
                         79 South Main Street, Suite 500
                            Salt Lake City, UT 84111

----------------------------------------------------------------------------------------------------------------------
                                        Calculation of Registration Fee

----------------------------------------------------------------------------------------------------------------------
  Title of Securities       Amount to be         Proposed Maximum            Proposed Maximum           Amount of
    to be Registered         Registered           Offering Price            Aggregate Offering      Registration Fee
                                                    Per Share(1)                  Price(1)
------------------------- ----------------- ---------------------------- -------------------------- ------------------
Common Stock,                 350,000(2)               $.125                      $43,750                $11.55
  $.002 par value
------------------------- ----------------- ---------------------------- -------------------------- ------------------

1 Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Based on the last reported sales price per share of Common Stock of Crown Energy Corporation, as reported on September 21, 2000.

2 Represents shares of Common Stock issued to legal counsel to the company. Please refer to the Selling Stockholders section of this document.

EXPLANATORY NOTE

         Crown Energy Corporation has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to register certain shares of common stock, no par value per share, issued to a selling stockholders.

         Under cover of this Form S-8 is a Reoffer Prospectus for Crown Energy prepared in accordance with Part I of Form S-3 under the 1933 Act. The Reoffer Prospectus may be utilized for reofferings and resales of up to 350,000 shares of common stock acquired by the selling stockholders.

                                     PART I
                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Introductory Note to Part I of Form S-8.

REOFFER PROSPECTUS

Crown Energy Corporation
215 South State, Suite 650
Salt Lake City, UT 84111
(801) 537-5610


350,000 SHARES OF COMMON STOCK

         The shares of common stock, $.002 par value per share, of Crown Energy offered hereby will be sold from time to time by Daniel L. Berman and Samuel O. Gaufin, the selling stockholders. Messrs. Berman and Gaufin acquired the shares pursuant to an agreement for legal services to be provided to Crown Energy. These shares constitute a retainer fee for legal services which Messrs. Berman and Gaufin have agreed to provide to Crown Energy in connection with Crown Energy's litigation with MCN Energy and MCNIC.

         The sales may occur in transactions in the over-the-counter market at prevailing market prices or in negotiated transactions. Crown Energy will not receive proceeds from any of these sales. Crown Energy is paying for the expenses incurred in registering the shares.

         The shares are "restricted securities" under the Securities Act of 1933 (the "1933 Act") before their sale under the Reoffer Prospectus. The Reoffer Prospectus has been prepared for the purpose of registering the shares under the 1933 Act to allow for future sales by the selling stockholders to the public without restriction. To Crown Energy's knowledge, Messrs. Berman and Gaufin have no arrangement with any brokerage firm for the sale of the shares. Messrs. Berman and Gaufin may be deemed to an "underwriter" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

         Crown Energy's common stock is traded in the over-the-counter market and quoted on the NASD OTC Bulletin Board under the symbol "CROE." On September 21, 2000 closing bid price for the common stock, as reported on the NASD OTC Bulletin Board, was $0.125 per share.

         This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 7.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

September 22, 2000

                                TABLE OF CONTENTS

                                                                          Page

WHERE YOU CAN FIND MORE INFORMATION........................................4
INCORPORATED DOCUMENTS.....................................................5
THE COMPANY................................................................5
RISK FACTORS...............................................................7
   MCNIC Lawsuit...........................................................7
   Crown Energy's Lawsuit..................................................9
   Recent Operating Results................................................9
USE OF PROCEEDS............................................................9
SELLING STOCKHOLDERS.......................................................9
PLAN OF DISTRIBUTION.......................................................9
LEGAL MATTERS.............................................................10
EXPERTS...................................................................10

         You should only rely on the information incorporated by reference or provided in this Reoffer Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Reoffer Prospectus or any supplement is accurate as of any date other than the date on the front of this Reoffer Prospectus Reoffer Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

         Crown Energy files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended (the "1934 Act"). You may read and copy any reports, statements or other information we file at the SEC's Public Reference Rooms at:

450 Fifth Street, N.W.   Seven World Trade Center      Northwest Atrium Center
Washington, DC 20549     13th Floor                    5000 West Madison Street
                         New York, NY 10048            Suite 1400
                                                       Chicago, IL 60661


Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available to the public from commercial document retrieval services and the SEC website (http:\\www.sec.gov).

INCORPORATED DOCUMENTS

         The SEC allows Crown Energy to "incorporate by reference" information into this Reoffer Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Reoffer Prospectus, except for any information superseded by information in this Reoffer Prospectus.

         All documents filed or subsequently filed by Crown Energy under Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, before the termination of this offering, are incorporated by reference specifically, including:

         (a) Crown Energy's Form 10-K for the year ending December 31, 1999;

         (b) Crown Energy's Form 10-Q for the quarters ending March 31, 2000 and June 30, 2000;

         (c) Crown Energy's reports on Form 8-K, filed June 6, 2000, June 28, 2000, August 4, 2000 and September 19, 2000;

         (d) Crown Energy's Definitive Schedule 14A filed on May 1, 2000.

         The Company will provide, without charge to each person to whom a copy of this Reoffer Prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference into this Reoffer Prospectus (excluding exhibits unless the exhibits are specifically incorporated by reference into the information the Reoffer Prospectus incorporates). Requests should be directed to Crown Energy Corporation, 215 South State, Suite 650, Salt Lake City, UT 84111, telephone number (801) 537-5610.

THE COMPANY

         Crown Energy Corporation is a Utah corporation that specializes in the production, manufacturing, and distribution of premium asphalt products to meet the new, higher quality standards for federal and state highways. The Company is based in Salt Lake City, Utah and operates primarily through two wholly-owned subsidiaries, Crown Asphalt Corporation and Crown Asphalt Products Company, both of which are Utah corporations. Crown Asphalt Corporation operates the asphalt production business through its minority interest in Crown Asphalt Ridge, L.L.C., a Utah limited liability company, and Crown Asphalt Products Company operates the asphalt manufacturing and distribution business and holds a majority interest in Crown Asphalt Distribution, L.L.C., a Utah limited liability company. Crown Asphalt Distribution, L.L.C. owns a majority interest in Cowboy Asphalt Terminal, L.L.C., a Utah limited liability company.

         We were formed in 1981 as an oil and gas production company. We changed our business focus to concentrate on the production and distribution of premium asphalt products in 1995. Most of our revenues for 1998 and 1999 were recorded as a result of Crown Distribution's asphalt product sales.

         Crown Energy and MCNIC Pipeline & Processing Company and MCN Energy formed a joint venture in the asphalt business in the United States. MCNIC is a wholly-owned subsidiary of MCN Energy Group, Inc. (NYSE:MCN), a large diversified energy holding company. In August 1997, we formed Crown Ridge with MCNIC and MCN Energy to construct, own and operate an asphalt oil sand production facility at Asphalt Ridge, near Vernal, Utah in northeast Utah. To date, Crown Ridge has invested approximately $25 million in the facility. During the start-up of the facility, Crown Ridge experienced mechanical and process difficulties that affected production economics. Crown Ridge is currently conducting a pilot study to develop a solution to these problems. Should such delays continue, or should the facility be unable to operate economically, the Company believes this would significantly impact Crown Ridge's ability to continue as a going concern and would adversely impact the Company's operations and financial condition. Crown Asphalt Corporation presently owns approximately a 25% equity interest in Crown Ridge and MCNIC and MCN Energy holds the remaining approximately 75% equity interest. Crown Asphalt Corporation has the right to acquire up to a 60% equity interest in Crown Ridge contingent, however, upon MCNIC's and MCN Energy's receipt of certain preferential returns and Crown Ridge's election to pursue certain expansion opportunities.

         In June 1998, Crown Energy, through Crown Asphalt Products Company, entered into a joint venture by forming Cowboy Asphalt Terminal, L.L.C., a Utah limited liability company with Foreland Asphalt Corporation, a Utah corporation engaged in the asphalt roofing products business Cowboy Asphalt Terminal was formed to acquire an asphalt terminal and its underlying real property located in North Salt Lake City, Utah. The asphalt terminal property of Cowboy Asphalt Terminal was apportioned and portions designated for the exclusive uses of either Crown Asphalt Products Company or Foreland, each of which will retain all revenues and profits generated from their respective exclusive operations. Crown Distribution, through the exercise of an option on or about December 21, 1998, owns 66.67% of Cowboy Asphalt Terminal and the remaining 33.33% is owned by Foreland.

         On July 2, 1998, Crown Distribution was formed as a second joint venture between Crown Energy (through its Crown Asphalt Products Company subsidiary) and MCNIC and MCN Energy. Crown Distribution is owned 50.01% by Crown Asphalt Products Company and 49.99% by MCNIC and MCN Energy. Crown Distribution was formed to acquire the inventory and assets of Petro Source Asphalt Company, a Texas corporation. By completing this acquisition, Crown Energy acquired ownership or leasehold interests in certain asphalt manufacturing and distribution facilities located in Utah, Arizona, Colorado and Nevada. These facilities enable Crown Energy to manufacture a broad range of performance asphalt products for sale to its customers in the western United States.

         On May 12, 1999, Crown Asphalt Products Company entered into an agreement to acquire an asphalt distribution terminal in Rawlins, Wyoming and the related asphalt inventory for $2,291,571 from S&L Industrial, a Wyoming corporation. The Rawlins, Wyoming asphalt terminal expands Crown Energy's asphalt manufacturing and distribution operations in the Western United States. Crown Energy, and Crown Asphalt Products Company and MCNIC and MCN Energy agreed to jointly own these assets in a new, separate joint venture, Crown Distribution II, L.L.C., a Utah limited liability company that will be controlled by Crown Asphalt Products Company when MCNIC fulfills certain conditions and the transaction is completed.

         Crown Energy's revenues during the year ended December 31, 1999 were generated primarily through Crown Distribution asphalt product operations. The Company's control of Crown Distribution and the Rawlins Asphalt Terminal, through Crown Asphalt Products Company, complement the Crown Energy's interest in Crown Ridge (more specifically, its anticipated asphalt production at the newly constructed Vernal, Utah facility). The asphalt manufacturing and distribution capabilities of Crown Distribution and Crown Asphalt Products Company offer vertical integration for Crown Energy's operations - Crown Energy can now produce, transport, store, process, blend, manufacture and sell finished asphalt products in its Western United States target market. These operations rely primarily upon the purchase of asphalt, additives, modifiers and other raw materials used to manufacture the finished asphalt products from third party suppliers. As Crown Ridge's extraction and processing operations at the Vernal facility produce commercial quantities of asphalt products, Crown Energy's management expects that all of such products will be marketed, distributed and sold through Crown Distribution's asphalt terminals, thereby displacing some of the raw materials purchased by Crown Distribution from third party suppliers for resale. As reflected elsewhere within this Reoffer Prospectus, however, no assurance can be given when, or if at all, commercially viable production at Crown Energy at levels comparable to those approved in its most recent annual operating plan.

RISK FACTORS

         In this section, we highlight some of the risks associated with Crown Energy's business and operations. Prospective investors should carefully consider the following risk factors when evaluating an investment in the common stock offered by the Reoffer Prospectus.

         (a) MCNIC Lawsuit. Crown Energy is the majority owner of Crown Distribution as described above. Pursuant to the Crown Distribution Operating Agreement, MCNIC, the other member of Crown Distribution, advanced sums to Crown Distribution under a working capital loan and made additional advances under a line of credit facility. Crown Energy maintains that the working capital loan has been replaced by the line of credit facility that is not yet due or payable and that the line of credit is to be repaid solely out of the cash flow from Crown Distribution.

         On March 27, 2000, MCN Energy and MCNIC delivered to Crown Distribution a notice of default with respect to the original working capital loan, and demanded payment of the outstanding principal balance plus all interest accrued thereon. Subsequently, Crown Energy has engaged in discussions with MCN Energy and MCNIC in an attempt to settle the claims and demands made by MCN Energy and MCNIC against Crown Distribution.

         On June 20, 2000, MCNIC filed a Complaint in the Third Judicial District Court, Salt Lake County, Utah, against Crown Distribution. The action seeks to foreclose MCNIC's alleged mortgage and security interest in and to certain real and intangible personal properties of Crown Distribution, which properties constitute a substantial part of the operating assets of Crown Distribution.

         MCNIC alleges that Crown Distribution is in default on a promissory note evidencing a loan to Crown Distribution in the amount of $7,141,930. MCNIC further alleges that, together with additional advances made to Crown Distribution by MCNIC, Crown Distribution owes in excess of $15,000,000. In short, MCNIC seeks recovery of not less than $15,000,000, together with interest at the rate of 18% from January 1, 2000 until paid in full. The Complaint also seeks the appointment of a receiver to ensure and protect the interests of MCNIC in the property of Crown Distribution, pending a determination by the Court of the merits of the Complaint.

         Although MCNIC's Complaint alleges that its loan (which Crown Energy maintains was replaced by the working capital line of credit) was secured by a lien, security interest in and pledge of certain property of Crown Distribution, Crown Distribution is reviewing these allegations and the validity and extent, if any, of MCNIC's security interests, and therefore may seek to disclaim, invalidate or otherwise prevent enforcement of any such interests.

         Crown Energy intends to vigorously defend against this litigation. Crown Energy's management believes that the Crown Energy has certain available claims, defenses and counterclaims. Management also believes that certain of MCNIC's allegations are lacking in either legal or factual basis. Therefore, on August 1, 2000, Crown Distribution filed its Answer and Counterclaims to the MCNIC Complaint and named additional counterclaim defendants, MCN and certain officers of MCN and MCNIC. The Answer and Counterclaims substantially denied all of the allegations set forth in the MCNIC Complaint and alleged numerous counterclaims. However, litigation is inherently uncertain and Crown Energy is therefore unable to predict, to any degree of certainty, the probable outcome of the litigation. Investors should note that, in the event MCNIC prevails in the action against Crown Distribution, and depending upon the extent and nature of any relief granted by the Court, Crown Distribution may be severely and adversely impacted and may lose possession of some or all of its primary assets and sources of revenues. Further, since Crown Distribution provides a very significant portion of Crown Energy's revenues from operations, Crown Energy is likely to be materially and adversely impacted by any adverse outcome of MCNIC's litigation On the other hand, interested persons should note that, subject of course to available equitable and other creditor remedies, neither the MCNIC working capital loan or working capital line to Crown Distribution contain cross-default provisions giving MCNIC any right to declare a default or to seek control or possession over the assets or operations of Crown Ridge or the Company's interest in Crown Ridge or any other assets of the Company.

         (b) Crown Energy's Lawsuit. On July 25, 2000, Crown Energy brought suit against MCN Energy, MCNIC and certain officers of MCN Energy and MCNIC. The suit was brought in the United States District Court for the District of Utah, Central Division.

         Crown Energy's action arises from the joint venture between Crown Energy and MCN Energy and MCNIC with regard to the asphalt business in the Western United States involving the mining, processing, storage, manufacture, and marketing of asphalt. Plaintiffs allege claims against defendants for breach of fiduciary duties, economic duress, breach of implied covenants of good faith and fair dealing, breach of contracts, estoppel, intentional interference, and trade libel and slander of title as a result of defendants' wrongful and bad faith conduct in the joint venture relationship. Damages of an amount exceeding $100 million are sought on plaintiffs' claims for breach of fiduciary duties, economic duress, and breach of implied covenants of good faith and fair dealing, with the full amount of damages on all claims to be proven at trial.

         (c) Recent Operating Results. Crown Energy has experienced operating losses for the past four fiscal years and past two fiscal quarters. While Crown Energy believes that its operations will eventually become profitable, they may not.

USE OF PROCEEDS

         Crown Energy will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder.

SELLING STOCKHOLDERS

         The shares to which this Reoffer Prospectus relates are being registered for reoffers and resales by the selling stockholder, who acquired the shares pursuant to an agreement pursuant to which Messrs. Berman and Gaufin provide legal services to Crown Energy. Messrs. Berman and Gaufin may resell all, a portion or none of such shares from time to time.

PLAN OF DISTRIBUTION

         Messrs. Berman and Gaufin may sell the shares for value from time to time under this Reoffer Prospectus in one or more transactions on the NASD OTC Bulletin Board, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. They may effect such transactions by selling the shares to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent) which compensation may be less than or in excess of customary commissions).

         The selling stockholders and any broker-dealers that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed be underwriting discounts and commissions under the 1933 Act. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

         In addition to any shares sold hereunder, the selling stockholders may, at the same time, sell any shares of common stock, including the shares owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Reoffer Prospectus.

         There is no assurance that the selling stockholders will sell all or any portion of the shares offered.

         Crown Energy will pay all expenses in connection with this offering and will not receive any proceeds from sales of any shares by the selling stockholders.

LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for Crown Energy by Ray, Quinney & Nebeker, Salt Lake City, UT.

EXPERTS

       The financial statements and the related financial statement schedule as of December 31, 1999 and 1998, and for the years then ended, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The statement of operations, stockholders' equity and cash flows for the year ended December 31, 1997 have been incorporated by reference in this Registration Statement in reliance on the report of Pritchett, Siler & Hardy, P.C., independent accountants, given on authority of that firm as experts in accounting and auditing.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         Crown Energy Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's report on Form 10-K for the fiscal year ended December 31, 1999;

         (b) The Registrant's reports on Form 10-Q for the fiscal quarters ended March 31, 2000 and June 30, 2000;

         (c) The Registrant's reports on Form 8-K, filed June 6, 2000, June 28, 2000, August 4, 2000 and September 19,2000 and

         (d) The Registrant's Definitive Schedule 14A, filed May 1, 2000.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c) 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Articles of Incorporation provide for the indemnification of the Registrant's directors and officers to the fullest extent permitted by the Utah Revised Business Corporation Act ("URBCA"). The liability of directors and officers of the Registrant is limited such that a director or officer is not liable to the Registrant or its stockholders for any action taken or any failure to take any action, as an officer or director, as the case may be, unless:

         (a) the director or officer has breached or failed to perform the duties of the office in compliancess. 16-10(a)-841 of the URBCA; and

         (b) the breach or failure to perform constitutes gross negligence, willful misconduct, or intentional infliction of harm on the Registrant or its stockholders.

Directors of the Registrant are personally liable if such director votes for or assents to an unlawful distribution under the URBCA or the Registrant's Articles of Incorporation.

         The Registrant will pursuant to ss. 16-10a-902 of the URBCA, indemnify an individual, made party to a proceeding because he was a director, against liability incurred in the proceeding if:

         (a) the director's conduct was in good faith;

         (b) the director reasonably believed that his conduct was in, or not opposed to, the Registrant's best interests; and

         (c) in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful; provided that, the Registrant may not indemnify the same director if (i) indemnification is sought in connection with a proceeding by or in the right of the Registrant in which the director was adjudged liable to the Registrant; or (ii) indemnification is sought in connection with any other proceeding charging that the director derived an impersonal personal benefit, whether or not including action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

Indemnification under this section in connection with a proceeding by or in the right of the Registrant is limited to reasonable expenses incurred in connection with the proceeding.

         In accordance with ss. 16-10a-903 of the URBCA, the Registrant shall indemnify a director or an officer, who is successful on the merits or otherwise, in defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a party because he is or was a director or an officer of the Registrant, as the case may be, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

         In accordance with ss. 16-10a-1-904 of the URBCA, the Registrant will pay or reimburse the reasonable expenses incurred by a party to a proceeding in advance of the final disposition of the proceeding, provided that:

         (a) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described inss.16-10a-902 of the URBCA;

         (b) the director furnishes to the Registrant a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct; and

         (c) a determination is made that the facts then known to those making the determination would not preclude indemnification thereunder.

         Section 16-10a-905 permits a director or officer who is or was a party to a proceeding to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction.

         The Registrant will indemnify and advance expenses to an officer, employee, fiduciary or agent of the Registrant to the same extent as a director; or to a greater extent in some instances if not inconsistent with public policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8. EXHIBITS

------------ -------------------------------------------------------------------
No.          Exhibits
------------ -------------------------------------------------------------------
5.1*         Opinion and consent of Ray, Quinney & Nebeker
------------ -------------------------------------------------------------------
23.1*        Independent Auditors' Consent  - Deloitte & Touche LLP
------------ -------------------------------------------------------------------
23.2*        Consent of Independent Public Accountants - Pritchett,
             Siler & Hardy, P.C.
------------ -------------------------------------------------------------------
23.3*        Consent of Ray, Quinney & Nebeker is contained in Exhibit 5.1
------------ -------------------------------------------------------------------
24*          Power of Attorney  (included on page 15 of this Registration
             Statement)
------------ -------------------------------------------------------------------
*  Filed herewith

ITEM 9. UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include  any  prospectus  required  by Section
10(a)(3) of the 1933 Act;

                           (ii) to reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii)  to  include  any  material   information  with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and 1(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

                  (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the Registrant's Incentive Stock Option Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities
Act,  and  is  therefore,   unenforceable.   In  the  event  that  a  claim  for
indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on this 22 day of September 2000.

                                                CROWN ENERGY CORPORATION

                                                By: /s/ Jay Mealey
                                                   -----------------------
                                                   Jay Mealey
                                                   Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Crown Energy Corporation, a Utah corporation, do hereby constitute and appoint Jay Mealey and Alexander L. Searl, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                    Title                            Date
    ---------                    -----                            ----

/s/ Jay Mealey          Chief Executive Officer and         September 22, 2000
-------------------     Director
Jay Mealey


/s/ Alexander L. Searl  Chief Operating and Financial       September 22, 2000
----------------------  Officer and Director
Alexander L. Searl



EXHIBIT INDEX

------------ -------------------------------------------------------------------
No.          Exhibits
------------ -------------------------------------------------------------------
5.1*         Opinion and consent of Ray, Quinney & Nebeker
------------ -------------------------------------------------------------------
23.1*        Independent Auditors' Consent  - Deloitte & Touche LLP
------------ -------------------------------------------------------------------
23.2*        Consent of Independent Public Accountants - Pritchett,
             Siler & Hardy, P.C.
------------ -------------------------------------------------------------------
23.3*        Consent of Ray, Quinney & Nebeker is contained in Exhibit 5.1
------------ -------------------------------------------------------------------
24*          Power of Attorney  (included on page 15 of this Registration
             Statement)
------------ -------------------------------------------------------------------
* Filed herewith